UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 31, 2014 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2014, the board of directors of Cincinnati Financial Corporation amended the Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009 (Plan) to formally change the Plan’s definition of “peer group,” and to increase the cap on awards to any individual Plan participant to $3 million from $2 million. The amendments are effective January 31, 2014. The amendments do not affect any plan awards previously granted. The amended Plan is filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure

On January 31, 2014, Cincinnati Financial Corporation issued the attached news release titled “Cincinnati Financial Corporation Increases Regular Quarterly Cash Dividend” furnished as Exhibit 99.1 hereto and incorporated herein by reference. On February 3, 2014, Cincinnati Financial Corporation issued the attached news release titled “Cincinnati Financial Corporation Subsidiaries Announce Appointments and Promotions” furnished as Exhibit 99.2 hereto and incorporated herein by reference. These reports should not be deemed an admission as to the materiality of any information contained in these news releases.

In accordance with general instruction B.2 of Form 8-K, the information furnished in this report pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 – Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009, as amended January 31, 2014

Exhibit 99.1 – News release dated January 31, 2014, “Cincinnati Financial Corporation Increases Regular Quarterly Cash Dividend.”

Exhibit 99.2 – News release dated February 3, 2014, “Cincinnati Financial Corporation Announces Appointments and Promotions.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: February 3, 2014	/S/ Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President and Treasurer